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                                                                    Exhibit 23.5


                            CONSENT OF MANCHES & CO.

We consent to the reference to this firm under the caption "U.K. Tax Considerations" in the Prospectus, which is a part of this Registration Statement.

MANCHES & CO.
London, England
February 16, 2000